Exhibit 99.1
LegalZoom Reports Third Quarter 2022 Results
•Revenue of $154.4 million, an increase of 4% year-over-year
•Subscription revenue of $91.4 million, an increase of 25% year-over-year
•$211.8 million of cash and cash equivalents and no debt outstanding as of September 30, 2022

GLENDALE, California – November 10, 2022 – LegalZoom.com, Inc. (Nasdaq: LZ) today announced results for its third quarter ended September 30, 2022, including the following highlights:
•Revenue was $154.4 million for the quarter, up 4% year-over-year.
◦Transaction revenue was $57.6 million, compared to $66.9 million in 2021, down 14% year-over-year.
◦Subscription revenue was $91.4 million, compared to $73.3 million in 2021, an increase of 25% year-over-year. We had 1,415,000 subscription units as of September 30, 2022 with 21,000 net units added in the quarter, and our average revenue per subscription unit increased 12% from 2021.
◦Partner revenue was $5.5 million, compared to $7.7 million in 2021.
•Gross margin was 68% for the quarter and 68% in the same period in 2021.
•Net loss was $10.1 million for the quarter, or 7% of revenue, compared to $39.7 million or 27% of revenue in 2021.
•Adjusted EBITDA was $17.5 million for the quarter, or 11% of revenue, compared to $15.1 million, or 10% of revenue, for the same period in 2021.
•Non-GAAP net income was $9.9 million for the quarter compared to Non-GAAP net income of $2.6 million in 2021.
•Cash and cash equivalents were $211.8 million as of September 30, 2022 compared to $239.3 million as of December 31, 2021.
•Cash flows provided by operating activities was $27.3 million for the three months ended September 30, 2022 compared to $19.5 million for 2021, and was $52.0 million for the nine months ended September 30, 2022 as compared to $60.2 million for 2021.
•Free cash flow was $21.2 million for the three months ended September 30, 2022 compared to $17.0 million for 2021, and was $35.6 million for the nine months ended September 30, 2022 as compared to $51.7 million for 2021.
•Basic and diluted net loss per share was $0.05 for the quarter compared to $0.20 for the same period in 2021, and basic and diluted Non-GAAP net income per share was $0.05 for the quarter in 2022 and $0.01 for the same period in 2021.

“I’m pleased with our strong Q3 performance, with both revenue and Adjusted EBITDA at or above the top end of our guidance ranges” said Dan Wernikoff, LegalZoom’s Chief Executive Officer. “I’m also excited by the progress we’ve made across our product priorities, including the opportunity to accelerate development of critical business forms and e-signature capabilities enabled by the acquisition of Revvsales, Inc.”

Noel Watson, LegalZoom’s Chief Financial Officer added, “We delivered solid results in Q3, with year-over-year subscription revenue growth of 25%. Despite the prospect of a weaker operating environment, the proactive measures we’ve taken to strengthen our profitability in recent quarters have enabled us to increase our full-year revenue and Adjusted EBITDA guidance.”

Key Business Metrics and Non-GAAP Financial Measures
(unaudited, in thousands except business formations, transaction units, AOV, subscription units, ARPU and percentages)

	Three Months Ended		% Growth	Nine Months Ended		% Growth
	September 30,		(Decline)	September 30,		(Decline)
	2022	2021	YOY	2022	2021	YOY
Revenue	$154,416	$147,879	4%	$472,492	$432,943	9%
Business formations (1)	117,000	114,000	3%	359,000	380,000	(6)%
Transaction units	226,000	229,000	(1)%	718,000	765,000	(6)%
Average order value (AOV)	$255	$291	(12)%	$262	$263	—%
Subscription units at period end	1,415,000	1,264,000	12%	1,415,000	1,264,000	12%
Average revenue per subscription unit (ARPU) at period end	$259	$231	12%	$259	$231	12%
Net loss	$(10,108)	$(39,675)	(75)%	$(53,896)	$(87,893)	(39)%
Adjusted EBITDA	$17,533	$15,121	16%	$36,642	$40,687	(10)%
Net loss margin	(7)%	(27)%	(74)%	(11)%	(20)%	(45)%
Adjusted EBITDA margin	11%	10%	10%	8%	9%	(11)%
Net cash provided by operating activities	$27,258	$19,460	40%	$52,015	$60,156	(14)%
Free cash flow	$21,196	$16,964	25%	$35,574	$51,656	(31)%
(1) We define the number of business formations in a given period as the number of limited liability company, or LLC, incorporation, not-for-profit and doing business as, or DBA orders placed on our platform in such period, excluding such orders from our operations in the U.K. We consider the number of business formations to be an important metric considering that it is typically the first product or service small business customers purchase on our platform, creating the foundation for additional products and subsequent subscription and partner revenue as customers adopt additional products and services throughout the lifecycles of their business.
Financial Guidance and Outlook
Our guidance for the fourth quarter ending December 31, 2022 is as follows:
•Revenue is expected to be in the range of $145 million to $147 million
•Adjusted EBITDA is expected to be $23 million
Our revised guidance for the full year ending December 31, 2022 is now as follows:
•Revenue is expected to be in the range of $617 million to $619 million, revised from $612 million to $616 million
~~•~~Adjusted EBITDA is expected to be $60 million, revised from $55 million
Webcast and Conference Call Information
A webcast and conference call to discuss third quarter 2022 results is scheduled for today, November 10, 2022, at 4:30 p.m. Eastern time/1:30 p.m. Pacific time. Those interested in participating in the conference call are invited to register Here
A live audio webcast of the event will be available on the LegalZoom Investor Relations website, https://investors.legalzoom.com. An archived replay of the webcast also will be available shortly after the live event.
Forward-Looking Statements
This press release contains forward-looking statements. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements other than statements of historical facts contained in this press release may be forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “targets,” “projects,” “contemplates,” “believes,” “estimates,” “forecasts,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions. Forward-looking statements contained in this press release include, but are not limited to statements regarding our quarterly and annual guidance and other long-term targets and related disclosures.

The forward-looking statements in this press release are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. Forward-looking statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including but not limited to the following: the risk that our recent growth may not be indicative of our future growth; the impact of macroeconomic challenges, including as a result of inflation, global conflict, supply chain issues and recessionary concerns; fluctuations or declines in the number of business formations; our ability to provide high-quality services, customer care and customer experience and add new services that meet our customers’ expectations; our ability to sustain our revenue growth rate and remain profitable in the future; our anticipation of increasing expenses in the future; our ability to attract and retain customers; our ability to continue to innovate and provide a platform that is useful to our customers; our dependence on business formations; our ability to attract and maintain subscribers and convert our transactional customers to subscribers; our ability to maintain and expand strategic relationships with third parties; changes in the U.S. legal and regulatory landscape; our ability to drive additional purchases and cross-sell to paying customers; the competitive legal solutions market; our ability to hire and retain top talent and motivate our employees; risks and costs associated with complex and evolving laws and regulations; our ability to remediate material weaknesses in our internal control over financial reporting that we have previously identified; and other factors discussed in the section titled “Risk Factors” included in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2022, as such risk factors may be amended, updated or superseded from time to time by our subsequent filings with the Securities and Exchange Commission. The forward-looking statements in this press release are based upon information available to us as of the date of this press release, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.
You should read this press release with the understanding that our actual future results, levels of activity, performance and achievements may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained in this press release, whether as a result of any new information, future events or otherwise.
About Non-GAAP Financial Measures
This press release includes non-GAAP financial measures including Adjusted EBITDA, Adjusted EBITDA margin, Non-GAAP net income, Non-GAAP net income margin, Non-GAAP net income per share, and Free cash flow. To supplement our unaudited interim condensed consolidated financial statements, which are prepared and presented in accordance with U.S. generally accepted accounting principles, or GAAP, we use certain non-GAAP financial measures, as described below, to understand and evaluate our core operating performance. These non-GAAP financial measures, which may be different from similarly titled measures used by other companies, are presented to enhance investors’ overall understanding of our financial performance and liquidity and should not be considered a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. We believe that these non-GAAP financial measures provide useful information about our financial performance and liquidity, enhance the overall understanding of our past performance and future prospects and allow for greater transparency with respect to important measures used by our management for financial and operational decision-making. We are presenting these non-GAAP measures to assist investors in seeing our financial performance using a management view and because we believe that these measures provide an additional tool for investors to use in comparing our core financial performance over multiple periods with other companies in our industry.
We define Adjusted EBITDA as net loss adjusted to exclude interest income (expense), net, provision for (benefit from) income taxes, depreciation and amortization, other expense (income), net, non-cash stock-based compensation, loss on debt extinguishment, impairment of goodwill, long-lived and other assets, losses from impairment of available-for-sale debt securities, restructuring expenses, legal expenses, acquisition related expenses, IPO-related costs and other transaction-related expenses and certain other non-recurring expenses. Our Adjusted EBITDA financial measure differs from GAAP in that it excludes certain items of income and expense. We define Adjusted EBITDA margin as Adjusted EBITDA as a percentage of revenue.
Adjusted EBITDA is one of the primary performance measures used by our management and our board of directors to understand and evaluate our financial performance and operating trends, including period-to-period comparisons, prepare and approve our annual budget, develop short- and long-term operational plans and determine appropriate compensation plans for our employees. Accordingly, we believe that Adjusted EBITDA provides useful information to investors and others in understanding and evaluating our results of operations in the same manner as our management team and board of directors. In assessing our performance, we exclude certain expenses that we believe are not comparable period over period. Adjusted EBITDA should not be considered in isolation of, or as an alternative to, measures prepared and presented in accordance with GAAP. There are a number of limitations related to the use of Adjusted EBITDA rather than net loss, which is the nearest GAAP equivalent of Adjusted EBITDA, and it may be calculated differently by other companies in our industry, limiting its usefulness as a comparative measure. Some of these limitations include that the non-GAAP financial measure:
•does not reflect interest income (expense), or the cash requirements necessary to service interest or principal payments, which reduces cash available to us;
•does not reflect provision for income taxes that may result in payments that reduce cash available to us;
•excludes depreciation and amortization and, although these are non-cash expenses, the assets being depreciated may be replaced in the future;
•does not reflect foreign currency exchange or other gains or losses, which are included in other income, net;
•excludes stock-based compensation expense, which has been, and will continue to be, a significant recurring expense for our business and an important part of our compensation strategy;
•excludes losses from impairments of goodwill, long-lived and other assets and available-for-sale debt securities;
•excludes legal expenses, which reduce cash available to us;
•excludes acquisition related expenses, which reduce cash available to us;
•excludes restructuring expenses, which reduce cash available to us;
•excludes IPO-related costs and other transaction-related expenses that are not considered representative of our underlying performance, which reduce cash available to us;
•excludes debt extinguishment charges that represent accelerated amortization of debt issuance costs related to the early extinguishment of our long-term debt, which adjustments are not expected to recur and do not reflect expected ongoing operating results; and
•does not reflect certain other non-recurring expenses that are not considered representative of our underlying performance, which reduce cash available to us.
We define Non-GAAP net income as net loss adjusted to exclude amortization of acquired intangible assets from our business combinations, stock-based compensation expense, and other transaction-related expenses, legal expenses, and certain other non-recurring expenses, net of related income tax impacts. Our Non-GAAP net income financial measure differs from GAAP in that it excludes certain items of income and expense. We define Net loss margin as net loss as a percentage of revenue. We define Non-GAAP net income margin as Non-GAAP net income as a percentage of revenue. We define Non-GAAP net income per share attributable to common stockholders as Non-GAAP net income divided by diluted weighted-average common stock. We believe Non-GAAP net income and Non-GAAP net income per share attributable to common stockholders are operating performance measures that provide investors and analysts with useful supplemental information about the financial performance of our business.
Free cash flow is a liquidity measure used by management in evaluating the cash generated by our operations after purchases of property and equipment including capitalized internal-use software. We consider Free cash flow to be an important measure because it provides useful information to management and investors about the amount of cash generated by our business that can be used for strategic opportunities, including investing in our business and strengthening our balance sheet. Once our business needs and obligations are met, cash can be used to maintain a strong balance sheet and invest in future growth. The usefulness of Free cash flow as an analytical tool has limitations because it excludes certain items, that are settled in cash, does not represent residual cash flow available for discretionary expenses, does not reflect our future contractual commitments, and may be calculated differently by other companies in our industry. Accordingly, it should not be considered in isolation or as a substitute for analysis of other GAAP financial measures, such as net cash used in or provided by operating activities.
We do not provide a reconciliation for non-GAAP estimates on a forward-looking basis (including the information under “Financial Guidance and Outlook” above) where we are unable to provide a meaningful calculation or estimation of reconciling items and the information is not available without unreasonable effort. This is due to the inherent difficulty of forecasting the timing or amount of various items that would impact the most directly comparable forward-looking GAAP financial measure that have not yet occurred, are out of the Company’s control and/or cannot be reasonably predicted. Forward-looking non-GAAP financial measures provided without the most directly comparable GAAP financial measures may vary materially from the corresponding GAAP financial measures.
The tables in this press release contain more details on the GAAP financial measures that are most directly comparable to non-GAAP financial measures and the related reconciliations between these financial measures.
LegalZoom
LegalZoom is a leading online platform for legal and compliance solutions in the United States that is on a mission to democratize law. LegalZoom operates across all 50 states and over 3,000 counties in the United States and has more than 20 years of experience navigating complex regulations and simplifying the legal and compliance process for its customers. Driven by its core value that every business deserves the full protection of the legal system and a simple way to stay compliant with it, LegalZoom helps its customers form and protect their businesses, their ideas and families. LegalZoom enables small business owners to apply their energy and passion to their businesses instead of the legal and regulatory complexity required to operate them. In addition to business formations, LegalZoom offers ongoing compliance and tax advice, trademark and copyright filings and estate planning documents to protect small businesses and the families that create them. For more information, please visit www.legalzoom.com.
Contact
Cortney Kerans, Head of Communications
ckerans@legalzoom.com

LegalZoom.com, Inc.
Unaudited Condensed Consolidated Balance Sheets
(In thousands, except par values)

	September 30, 2022	December 31, 2021
Assets
Current assets:
Cash and cash equivalents	$211,812	$239,297
Accounts receivable, net	13,578	10,635
Prepaid expenses and other current assets	16,624	16,589
Current assets held for sale	22,722	—
Total current assets	264,736	266,521
Property and equipment, net	29,012	47,013
Goodwill	63,184	59,910
Intangible assets, net	13,552	16,031
Operating lease right-of-use assets	11,796	—
Deferred income taxes	27,473	27,653
Available-for-sale debt securities	1,183	1,122
Other assets	12,877	12,765
Total assets	$423,813	$431,015
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$25,805	$31,788
Accrued expenses and other current liabilities	59,916	50,817
Deferred revenue	168,705	146,364
Operating lease liabilities	2,054	—
Total current liabilities	256,480	228,969
Operating lease liabilities, non-current	9,568	—
Deferred revenue	1,013	1,554
Other liabilities	2,926	2,941
Total liabilities	269,987	233,464
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.001 par value; 100,000 shares authorized at September 30, 2022, none issued or outstanding at September 30, 2022 and December 31, 2021	—	—
Common stock, $0.001 par value; 1,000,000 shares authorized; 193,848 shares and 198,084 shares issued and outstanding at September 30, 2022 and December 31, 2021, respectively	193	198
Additional paid-in capital	1,015,068	947,160
Accumulated deficit	(865,933)	(748,012)
Accumulated other comprehensive income (loss)	4,498	(1,795)
Total stockholders’ equity	153,826	197,551
Total liabilities and stockholders’ equity	$423,813	$431,015

LegalZoom.com, Inc.
Unaudited Condensed Consolidated Statements of Operations
(In thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Revenue	$154,416	$147,879	$472,492	$432,943
Cost of revenue	50,050	47,267	163,383	141,086
Gross profit	104,366	100,612	309,109	291,857
Operating expenses:
Sales and marketing	66,145	72,572	215,964	209,364
Technology and development	17,457	26,865	51,613	65,790
General and administrative	30,103	28,192	88,560	75,202
Impairment of long-lived and other assets	237	493	237	872
Total operating expenses	113,942	128,122	356,374	351,228
Loss from operations	(9,576)	(27,510)	(47,265)	(59,371)
Interest income (expense), net	535	(9,957)	511	(27,923)
Other (expense) income, net	(2,536)	(368)	(6,102)	300
Loss on debt extinguishment	—	(7,748)	—	(7,748)
Loss before income taxes	(11,577)	(45,583)	(52,856)	(94,742)
(Benefit from) provision for income taxes	(1,469)	(5,908)	1,040	(6,849)
Net loss	$(10,108)	$(39,675)	$(53,896)	$(87,893)
Net loss per share attributable to common stockholders—basic and diluted:	(0.05)	(0.20)	(0.27)	(0.59)
Weighted-average shares used to compute net loss per share attributable to common stockholders—basic and diluted:	194,906	196,351	196,984	149,207

LegalZoom.com, Inc.
Unaudited Condensed Consolidated Statements of Cash Flows
(In thousands)

	Nine Months Ended September 30,
	2022	2021
Cash flows from operating activities
Net loss	$(53,896)	$(87,893)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	16,187	11,604
Amortization of right-of-use assets	1,290	—
Amortization of debt issuance costs	170	1,335
Amortization of prior hedge effectiveness	—	3,095
Impairment of other equity securities	170	—
Impairment of long-lived assets	237	872
Loss on debt extinguishment	—	7,955
Discontinuance of interest rate swaps and write-off of prior hedge effectiveness	—	8,688
Stock-based compensation	64,490	86,725
Deferred income taxes	166	(7,218)
Change in fair value of financial guarantee	—	(150)
Change in fair value of derivative instruments	—	392
Change in fair value of other equity security	—	(1,031)
Change in fair value of contingent consideration	(150)	—
Unrealized foreign exchange loss	5,958	1,002
Other	(1)	4
Changes in operating assets and liabilities, net of effects of business combination:
Accounts receivable	(2,902)	(3,040)
Prepaid expenses and other current assets	(560)	(5,562)
Other assets	(864)	(2,283)
Accounts payable	(6,417)	14,635
Accrued expenses and other liabilities	7,606	7,416
Operating lease liabilities	(1,599)	—
Income tax payable	22	(368)
Deferred revenue	22,108	23,978
Net cash provided by operating activities	52,015	60,156
Cash flows from investing activities
Acquisition, net of cash acquired	(2,532)	—
Proceeds from acquisition working capital adjustment	307	—
Purchase of property and equipment	(16,441)	(8,500)
Payment upon extinguishment of interest rate swaps	—	(3,283)
Net cash used in investing activities	(18,666)	(11,783)
Cash flows from financing activities
Repayment of capital lease obligations	—	(24)
Payment of debt issuance costs	—	(767)
Repayment of 2018 Term Loan	—	(524,300)
Repayment of hybrid debt	—	(1,332)
Payment upon extinguishment of hybrid debt	—	(9,774)
Payment of contingent consideration	(600)	(1,049)
Payment of special dividends	—	(115)
Proceeds from issuance of common stock in initial public offering, net of underwriting discounts and commissions	—	581,833
Proceeds from private placement, net of underwriting discounts and commissions	—	85,050
Payment of stock issuance costs	—	(5,634)
Repurchase of common stock	(61,736)	(1,462)
Shares surrendered for settlement of minimum statutory tax withholding	(41)	—
Proceeds from issuance of stock under employee stock plans	1,682	412
Net cash (used in) provided by financing activities	(60,695)	122,838
Effect of exchange rate changes on cash and cash equivalents	(139)	23
Net (decrease) increase in cash and cash equivalents, and restricted cash equivalents	(27,485)	171,234
Cash and cash equivalents, and restricted cash equivalents, at beginning of the period	239,297	139,470
Cash and cash equivalents at end of the period	$211,812	$310,704
Adjusted EBITDA and Adjusted EBITDA Margin
The following table presents a reconciliation of net loss to Adjusted EBITDA for each of the periods indicated (unaudited):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
	(in thousands, except percentages)
Reconciliation of net loss to Adjusted EBITDA
Net loss	$(10,108)	$(39,675)	$(53,896)	$(87,893)
Interest (income) expense, net	(535)	9,957	(511)	27,923
(Benefit from) provision for income taxes	(1,469)	(5,908)	1,040	(6,849)
Depreciation and amortization	5,254	3,775	16,187	11,604
Other expense (income), net	2,536	368	6,102	(300)
Stock-based compensation	19,778	38,141	64,490	86,725
Loss on debt extinguishment	—	7,748	—	7,748
Impairment of long-lived and other assets	237	493	237	872
IPO-related costs and other transaction related expenses(1)	636	217	758	852
Restructuring costs(2)	804	—	1,795	—
Legal expenses	—	—	40	—
Certain other non-recurring expenses(3)	400	5	400	5
Adjusted EBITDA	$17,533	$15,121	$36,642	$40,687
Net loss margin	(7%)	(27%)	(11)%	(20%)
Adjusted EBITDA margin	11%	10%	8%	9%
(1) IPO-related costs and other transaction related expenses includes certain non-recurring expenses, which occurred in connection with our acquisition in 2022 and IPO in 2021.
(2) Restructuring expenses related to a phased severance event to reduce the U.S. headcount in June and August 2022. Restructuring expenses include salary and benefits for the impacted employees and are included in general and administrative expenses in the accompanying unaudited condensed consolidated statements of operations.
(3) For 2022, certain other non-recurring expenses includes costs incurred related to the departure of a member of management.
Non-GAAP Net Income, Non-GAAP Net Income Margin and diluted Non-GAAP Net Income Per Share
The following table presents a reconciliation of net loss to Non-GAAP net income for each of the periods indicated (unaudited):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
	(in thousands, except per share amounts)
Reconciliation of net loss to Non-GAAP net income
Net loss	$(10,108)	$(39,675)	$(53,896)	$(87,893)
Amortization of acquired intangible assets	781	52	2,241	377
Stock-based compensation	19,778	38,141	64,490	86,725
Loss on debt extinguishment	—	7,748	—	7,748
Impairment of long-lived and other assets	237	493	237	872
Restructuring Costs	804	—	1,795	—
IPO-related costs and other transaction related expenses	636	217	758	852
Legal expenses	—	—	40	—
Certain other non-recurring expenses	400	5	400	5
Income tax effects(1)	(2,594)	(4,399)	(5,678)	(7,944)
Non-GAAP net income	$9,934	$2,582	$10,387	$742
Net loss margin	(7)%	(27)%	(11)%	(20)%
Non-GAAP net income margin	6%	2%	2%	—%
Net loss per share attributable to common stockholders—basic and diluted:	$(0.05)	$(0.20)	$(0.27)	$(0.59)
Non-GAAP net income per share—basic and diluted	$0.05	$0.01	$0.05	$—
Weighted-average shares used to compute net loss per share attributable to common stockholder—basic and diluted:	194,906	196,351	196,984	149,207
Weighted-average shares used to compute diluted Non-GAAP net income per share attributable to common stockholders:	196,081	207,368	199,310	156,283
(1)Income tax effects consist primarily of the tax impact of the non-GAAP pre-tax adjustments and the excess tax benefits on stock-based compensation.

The following table shows the computation of basic and diluted Non-GAAP net income per share attributable to common stockholders (in thousands, except per share amounts):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
	(in thousands, except per share amounts)
Non-GAAP net income and Non-GAAP net income per share attributable to common stockholders:
Non-GAAP net income attributable to common stockholders—basic and diluted	$9,934	$2,582	$10,387	$742
Reconciliation of denominator for net loss per share attributable to common stockholders to Non-GAAP net income per share attributable to common stockholders:
Weighted-average shares used to compute net loss per share attributable to common stockholder – basic:	194,906	196,351	196,984	149,207
Effect of potentially dilutive securities:
Stock options	522	9,115	1,719	5,749
Restricted stock unit	653	1,891	607	1,316
Employee Stock Purchase Plan	—	11	—	11
Weighted-average common stock used in computing Non-GAAP net income per share attributable to common stockholders—diluted	196,081	207,368	199,310	156,283
Non-GAAP net income per share attributable to common stockholders – basic and diluted:	$0.05	$0.01	$0.05	$—
Free Cash Flow
The following table presents a reconciliation of net cash provided by operating activities to free cash flow (unaudited):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
	(in thousands)
Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow
Net cash provided by operating activities	$27,258	$19,460	$52,015	$60,156
Purchase of property and equipment	(6,062)	(2,496)	(16,441)	(8,500)
Free cash flow	$21,196	$16,964	$35,574	$51,656